UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2022

ESSA Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania		18360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 421-0531

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ESSA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

On March 3, 2022, the Annual Meeting of Stockholder of ESSA Bancorp, Inc. (the “Company”) was held at 10:00 a.m., Eastern Time (the “Annual Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 24, 2022 (the “Proxy Statement”).

The matters considered and voted on by the stockholders at the Annual Meeting and the votes of the stockholders were as follows:

Proposal 1 – Election of Four Directors

The stockholders elected the following directors who were nominated to serve for a term of three years.

	For	Withheld	Broker non-votes

Joseph S. Durkin	6,239,381	981,012	1,522,029

Christine D. Gordon	6,252,381	968,012	1,522,029

Gary S. Olson	6,714,102	506,291	1,522,029

Carolyn P. Stennett	6,246,943	973,450	1,522,029

Proposal 2 –Ratification of the Appointment of Independent Registered Public Accountants

The stockholders approved the ratification of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

For	Against	Abstain

8,374,739	56,285	311,398

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders approved, on a non-binding, advisory basis, the resolution regarding the executive compensation described in the Proxy Statement as follows:

For	Against	Abstain	Broker non-votes

6,347,256	800,437	72,700	1,522,029

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.
DATE: March 4, 2022	By:	/s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer